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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                          MEDAR, INC. AND SUBSIDIARIES





MEDAR CANADA LTD.

Incorporated in Canada





INTEGRAL VISION LTD.

Incorporated in the United Kingdom















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